Exhibit 99.1

For Immediate Release

OTTAWA SAVINGS BANCORP, INC.

ANNOUNCES DATE OF ANNUAL MEETING

Ottawa, Illinois. Tuesday, January 30, 2007 – Ottawa Savings Bancorp, Inc. (OTCBB: OTTW.OB) today announced that its annual meeting of stockholders will be held on Thursday, May 3, 2007 at 2:00 p.m., local time.

Ottawa Savings Bancorp, Inc. is the holding company for Ottawa Savings Bank (the “Bank”). The Bank currently operates one full-service branch, providing deposit and lending services to customers in north-central Illinois. More information about Ottawa Savings Bancorp, Inc. can be accessed on its website at www.ottawasavings.com.

Contact:	Jon Kranov - Senior Vice President and Chief Financial Officer
Ottawa Savings Bancorp, Inc.
925 LaSalle Street
Ottawa, Illinois 61350
(815) 433-2525